SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 18, 2003

Date of Report

(Date of earliest event reported)

FISHER COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Washington	000-22439	91-0222175
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 Fourth Avenue N., Suite 440, Seattle, Washington 98109

(Address of Principal Executive Offices, including Zip Code)

(206) 404-7000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.

On December 18, 2003, Fisher Communications, Inc. (the “Company”) announced that Fisher Broadcasting – Portland Radio, LLC, one of its broadcasting subsidiaries, had completed the sale of substantially all of the assets of its two Portland, Oregon radio stations, KWJJ-FM and KOTK (AM), (the “Assets”) to Entercom Communications Corporation in accordance with the terms of the Asset Purchase Agreement dated as of May 29, 2003 among Fisher Broadcasting Company, Fisher Broadcasting – Portland Radio, LLC, Entercom Portland, LLC, and Entercom Portland License, LLC (the “Purchase Agreement”). The purchase price paid for the two stations was $44 million. Net proceeds after income taxes, escrow items, and closing costs were approximately $34 million. The consideration paid by Entercom Communications Corporation for the Assets was determined through arms’ length negotiations between the parties. The Company used the net proceeds to pay down corporate debt.

The foregoing description of the sales of the Assets does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is incorporated herein by reference to Exhibit 2.2 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003 initially filed on September 15, 2003. A copy of the press release announcing the sale of the Assets is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(b) Pro Forma Financial Information

The pro forma financial information required to be filed pursuant to Item 7(b) of Form 8-K and prepared according to Article 11 of the United States Securities and Exchange Commission’s Regulation S-X is filed herewith and incorporated herein by reference.

Unaudited Pro Forma Financial Data

On December 18, 2003, the Company announced that Fisher Broadcasting – Portland Radio, LLC, one of its broadcasting subsidiaries, had completed the sale of substantially all of the assets of its two Portland, Oregon radio stations, KWJJ-FM and KOTK (AM), to Entercom Communications Corporation. The purchase price paid for the two stations was $44 million. Net proceeds after income taxes, escrow items, and closing costs were approximately $34 million. The Company used the net proceeds to pay down corporate debt.

The unaudited pro forma financial data presented below is based on the historical financial statements of the Company and gives effect to the disposition of the Assets accounted for as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.” The following pro forma financial data and notes thereto are being filed herewith:

•	Unaudited Pro Forma Consolidated Statement of Operations Data for the nine months ended September 30, 2003, giving effect to the transaction as if it had occurred on January 1, 2003

•	Unaudited Pro Forma Consolidated Statement of Operations Data for the years ended December 31, 2002, December 31, 2001, and December 31, 2000, giving effect to the transaction as if it had occurred on January 1, 2000

•	Unaudited Pro Forma Consolidated Balance Sheet Data as of September 30, 2003, giving effect to the transaction as if it had occurred on September 30, 2003

The pro forma financial information represents, in the opinion of management, all adjustments necessary to present the Company’s pro forma results of operations and financial position in accordance with Article 11 of the United States Securities and Exchange Commission’s Regulation S-X and is based upon available information and certain assumptions considered reasonable under the circumstances. The Unaudited Pro Forma Consolidated Statement of Operations Data also excludes the gain on sale, and any other non-recurring charges or credits attributable to the transaction. Such non-recurring charges or credits, consisting primarily of closing costs approximating $1,200,000 and estimated costs for environmental matters of $500,000, are included within the Unaudited Pro Forma Consolidated Balance Sheet Data to arrive at the calculated gain on sale, net of income taxes.

The pro forma financial data and notes thereto should be read in conjunction with the historical consolidated financial statements of the Company, including the financial information contained in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2002 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003 and the accompanying notes thereto, which are incorporated herein by reference. The unaudited pro forma financial data is based upon certain assumptions and estimates of management that are subject to change. The pro forma financial data is presented for illustrative purposes only and is not necessarily indicative of any future results of operations or the results that might have occurred if the sale of the Assets had actually occurred on the indicated dates.

UNAUDITED PRO FORMA

CONSOLIDATED STATEMENT OF OPERATIONS DATA

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003

(in thousands, except per-share amounts)	Historical	Pro Forma Adjustments (1)	Pro Forma As Adjusted
Revenue	$103,858		$103,858
Costs and expenses
Cost of services sold, exclusive of depreciation	54,108		54,108
Selling expenses	19,082		19,082
General and administrative expenses	30,666		30,666
Depreciation	11,787		11,787

	115,643		115,643

Loss from operations	(11,785)		(11,785)
Net gain on derivative instruments	460		460
Other income, net	5,737		5,737
Equity in operations of equity investees	9		9
Interest expense	(9,023)		(9,023)

Loss from continuing operations before income taxes	(14,602)		(14,602)
Provision for federal and state income taxes (benefit)	(5,829)		(5,829)

Loss from continuing operations	$(8,773)		$(8,773)

Basic and diluted loss per share from continuing operations	$(1.02)		$(1.02)
Basic and diluted weighted average shares outstanding	8,595		8,595

UNAUDITED PRO FORMA

CONSOLIDATED STATEMENT OF OPERATIONS DATA

FOR THE YEAR ENDED DECEMBER 31, 2002

(in thousands, except per-share amounts)	Historical	Pro Forma Adjustments (2)	Pro Forma As Adjusted
Revenue	$154,088	$(6,442)	$147,646
Costs and expenses
Cost of services sold, exclusive of depreciation	67,256	(2,106)	65,150
Selling expenses	23,143	(1,530)	21,613
General and administrative expenses	44,464	(1,544)	42,920
Depreciation	21,097	(248)	20,849

	155,960	(5,428)	150,532

Loss from operations	(1,872)	(1,014)	(2,886)
Net gain on derivative instruments	1,632		1,632
Gain on sale of real estate	5,442		5,442
Other income, net	2,978		2,978
Equity in operations of equity investees	93		93
Interest expense	(19,455)	1,926	(17,529)

Loss from continuing operations before income taxes	(11,182)	912	(10,270)
Provision for federal and state income taxes (benefit)	(4,899)	328	(4,571)

Loss from continuing operations	$(6,283)	$584	$(5,699)

Basic and diluted loss per share from continuing operations	$(0.73)		$(0.66)
Basic and diluted weighted average shares outstanding	8,593		8,593

UNAUDITED PRO FORMA

CONSOLIDATED STATEMENT OF OPERATIONS DATA

FOR THE YEAR ENDED DECEMBER 31, 2001

(in thousands, except per-share amounts)	Historical	Pro Forma Adjustments (2)	Pro Forma As Adjusted
Revenue	$158,594	$(5,479)	$153,115
Costs and expenses
Cost of services sold, exclusive of depreciation	71,106	(2,375)	68,731
Selling expenses	21,179	(1,672)	19,507
General and administrative expenses	44,292	(1,494)	42,798
Depreciation	23,639	(1,185)	22,454

	160,216	(6,726)	153,490

Loss from operations	(1,622)	1,247	(375)
Other income, net	3,210		3,210
Equity in operations of equity investees	7		7
Interest expense	(16,890)	2,087	(14,803)

Loss from continuing operations before income taxes	(15,295)	3,334	(11,961)
Provision for federal and state income taxes (benefit)	(6,854)	1,200	(5,654)

Loss from continuing operations	$(8,441)	$2,134	$(6,307)

Basic and diluted loss per share from continuing operations	$(0.98)		$(0.74)
Basic and diluted weighted average shares outstanding	8,575		8,575

UNAUDITED PRO FORMA

CONSOLIDATED STATEMENT OF OPERATIONS DATA

FOR THE YEAR ENDED DECEMBER 31, 2000

(in thousands, except per-share amounts)	Historical	Pro Forma Adjustments (2)	Pro Forma As Adjusted
Revenue	$206,824	$(6,613)	$200,211
Costs and expenses
Cost of services sold, exclusive of depreciation	71,502	(2,266)	69,236
Selling expenses	22,791	(1,793)	20,998
General and administrative expenses	44,901	(1,537)	43,364
Depreciation	20,873	(1,239)	19,634

	160,067	(6,835)	153,232

Income from operations	46,757	222	46,979
Gain on sale of real estate	852		852
Gain on sale of KJEO TV	15,722		15,722
Other income, net	4,625		4,625
Equity in operations of equity investees	121		121
Interest expense	(20,393)	2,861	(17,532)

Income from continuing operations before income taxes	47,684	3,083	50,767
Provision for federal and state income taxes	16,286	1,110	17,396

Income from continuing operations	$31,398	$1,973	$33,371

Income per share from continuing operations	$3.67		$3.90
Income per share from continuing operations, assuming dilution	$3.65		$3.88
Weighted average shares outstanding	8,556		8,556
Weighted average shares outstanding, assuming dilution	8,593		8,593

UNAUDITED PRO FORMA

CONSOLIDATED BALANCE SHEET DATA

AS OF SEPTEMBER 30, 2003

(in thousands)	Historical	Pro Forma Adjustments (3)		Pro Forma As Adjusted
ASSETS
Current Assets
Cash and short-term cash investments	$10,182	$		$10,182
Receivables	28,468		1,000	29,468
Deferred income taxes	7,956			7,956
Prepaid expenses	4,888			4,888
Television and radio broadcast rights	8,601			8,601
Assets held for sale	2,645			2,645

Total current assets	62,740		1,000	63,740

Marketable Securities, at market value	106,133			106,133

Other Assets
Cash value of life insurance and retirement deposits	13,978			13,978
Television and radio broadcast rights	4,566			4,566
Goodwill, net	38,354			38,354
Intangible assets	1,232			1,232
Investments in equity investees	2,807			2,807
Other	10,262			10,262
Assets held for sale	109,153		(29,899)	79,254

	180,352		(29,899)	150,453

Property, Plant and Equipment, net	161,258			161,258

	$510,483		$(28,899)	$481,584

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Notes payable	$7,151	$		$7,151
Trade accounts payable	4,654			4,654
Accrued payroll and related benefits	10,241			10,241
Television and radio broadcast rights payable	8,234			8,234
Other current liabilities	1,275		500	1,775
Liabilities of businesses held for sale	3,372			3,372

Total current liabilities	34,927		500	35,427

Long-term Debt, net of current maturities	224,651		(33,339)	191,312

Other Liabilities
Accrued retirement benefits	17,656			17,656
Deferred income taxes	31,450		(4,049)	27,401
Television and radio broadcast rights payable, long-term portion	110			110
Other liabilities	2,661			2,661
Liabilities of businesses held for sale	37,541			37,541

	89,418		(4,049)	85,369

Commitments and Contingencies
Stockholders’ Equity
Common stock	10,760			10,760
Capital in excess of par	4,030			4,030
Deferred compensation	(2)			(2)
Accumulated other comprehensive income - net of income taxes:
Unrealized gain on marketable securities	68,325			68,325
Minimum pension liability	(1,773)			(1,773)
Retained earnings	80,147		7,989	88,136

	161,487		7,989	169,476

	$510,483		$(28,899)	$481,584

(1)	Operating results for the Portland radio stations for the nine-months ended September 30, 2003 had been previously reported as discontinued operations in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003; therefore, no pro forma adjustments were required to reflect the impact of the transaction on continuing operations.
(2)	The pro forma adjustments give effect to the elimination of revenues, cost of services sold, selling expenses, general and administrative expenses, depreciation, interest expense, and income taxes associated with the Assets in the period indicated. The pro forma adjustment for interest expense consists of an allocation of interest expense relating to corporate debt that is required to be repaid from the net proceeds from the sale of the Assets. A non-recurring gain on sale of the Assets of $7,989,000 has not been included in the Unaudited Pro Forma Consolidated Statement of Operations Data but will be reflected in the Company’s financial statements in the period in which the transaction was consummated.
(3)	Certain assets and liabilities relating to the Portland radio stations had been previously reported as assets and liabilities of businesses held for sale in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003. The pro forma adjustments give effect to the following items:

•	Sale of property, plant, and equipment, with a net book value of $1,668,000 included within long-term assets held for sale in the Unaudited Pro Forma Consolidated Balance Sheet Data.

•	Elimination of goodwill totaling $28,231,000 included within long-term assets held for sale in the Unaudited Pro Forma Consolidated Balance Sheet Data.

•	Recognition of a $1,000,000 receivable representing an agreed-upon amount held back from the purchase price for certain environmental matters, and the separate recognition of a preliminary estimated liability of $500,000 to resolve such matters.

•	Application of sale proceeds to pay down corporate debt as required by the Company’s debt agreements.

•	A non-recurring gain on sale of $7,989,000, net of income taxes of $4,447,000 has been determined assuming that the sale occurred on September 30, 2003 and has been reflected in the Unaudited Pro Forma Consolidated Balance Sheet Data. The non-recurring gain was calculated as net proceeds less closing costs, estimated environmental costs arising in the sale transaction, income taxes calculated on the sale, and certain assets as reflected in the Unaudited Pro Forma Consolidated Balance Sheet Data.

(c) Exhibits

2.1 Asset Purchase Agreement dated as of May 29, 2003 among Fisher Broadcasting Company, Fisher Broadcasting – Portland Radio, LLC, Entercom Portland, LLC, and Entercom Portland License, LLC (incorporated by reference to Exhibit 2.2 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003 initially filed on September 15, 2003).

2.2 Closing Date Agreement dated as of December 18, 2003 among Fisher Broadcasting Company, Fisher Broadcasting – Portland Radio, LLC, Entercom Portland, LLC, and Entercom Portland License, LLC.

99.1 Press Release of Fisher Communications, Inc. issued December 18, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISHER COMMUNICATIONS, INC.

Dated: December 31, 2003	By	/s/ David D. Hillard
David D. Hillard
Senior Vice President
Chief Financial Officer

Index to Exhibits

Exhibit Number	Description
2.1	Asset Purchase Agreement dated May 29, 2003 (incorporated by reference to Exhibit 2.2 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003 initially filed on September 15, 2003).

2.2	Closing Date Agreement dated as of December 18, 2003 among Fisher Broadcasting Company, Fisher Broadcasting – Portland Radio, LLC, Entercom Portland, LLC, and Entercom Portland License, LLC.

99.1	Press Release issued December 18, 2003.